AMERICAN NANO SILICON TECHNOLOGIES, INC. 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-52940

Date of Report: September 18, 2013

AMERICAN NANO SILICON TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

California	33-0726410
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

Nanchong Shili Industrial Street, Economic and Technology Development Zone, Xiaolong Chunfei Industrial Park, Sichuan, P.R. China	637005
(Address of principal executive offices)	(Zip Code)

86-817-3634888
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                      Unregistered Sales of Equity Securities

On September 18, 2013 the Registrant’s Board of Directors agreed to sell six million shares of the Registrant’s common stock to Pu Fachun, the Registrant’s Chief Executive Officer.  The shares were sold for a total of three million Renminbi, a price of approximately U.S. $0.0817 per share.  The sale was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Nano Silicon Technologies, Inc.

Dated: September 20, 2013	By: /s/ Pu Fachun
Pu Fachun
Chief Executive Officer